Exhibit 99.1
FOR IMMEDIATE RELEASE

REALOGY NAMES CHARLOTTE SIMONELLI
CHIEF FINANCIAL OFFICER

Skilled Finance Leader to Apply Broad Business Experience to
Drive Operating Performance

MADISON, N.J. (March 11, 2019) – Realogy Holdings Corp. (NYSE: RLGY), the largest full-service residential real estate services company in the United States, today announced the appointment of Charlotte Simonelli as Executive Vice President, Chief Financial Officer (CFO) and Treasurer, effective March 25, 2019. Reporting to Realogy President and Chief Executive Officer, Ryan Schneider, Simonelli will serve as a member of the company’s executive leadership team. She joins Realogy from Johnson & Johnson where she most recently served as Vice President and Chief Financial Officer, Medical Devices.

“Charlotte is a strategic and hands-on executive with deep financial experience at some of the world’s most recognized and respected organizations,” said Schneider. “She will be a great addition to the team, and I look forward to working closely with her to drive operating performance, to optimize our capital structure, and to unlock additional value for our shareholders.”

As Realogy CFO, Simonelli will be responsible for all financial functions across the company’s multiple businesses and brands, including financial reporting, planning and analysis, accounting, treasury, tax, and investor relations.

“I am excited to take on this role and join such a talented and experienced leadership team led by Ryan Schneider,” said Simonelli. “Realogy is an industry leader with unmatched scale, and I look forward to working with the team to leverage the company’s resources, including technology and data analytics, to drive improved business results going forward.”

Simonelli has held various finance roles in both Europe and the United States within large multi-brand global organizations, including Reckitt Benckiser Inc., Kraft Foods Inc. (now Mondelez International Inc.), and PepsiCo, Inc. Her background includes strong experience in P&L management, FP&A, M&A, sales finance, SAP project management, and supply chain finance and audit. Simonelli began her career at Unilever US, Inc., focused on financial planning and analysis. She holds an MBA from the University of Chicago Graduate School of Business and a Bachelor of Science in Accounting from the Rochester Institute of Technology.

As part of the transition, interim Realogy CFO Tim Gustavson will resume his primary responsibilities as the company’s Chief Accounting Officer and Controller.

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About Realogy Holdings Corp.
Realogy Holdings Corp. (NYSE: RLGY) is the leading and most integrated provider of residential real estate services in the U.S., focused on empowering independent sales agents to best serve today's consumers. Realogy delivers its services through well-known industry brands, including Better Homes and Gardens® Real Estate, CENTURY 21®, Climb Real Estate®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran Group®, ERA®, Sotheby's International Realty® as well as NRT, Cartus®, Title Resource Group and ZapLabs®, an in-house innovation and technology development lab. Realogy's fully integrated business model includes brokerage, franchising, relocation, mortgage, and title and settlement services. Realogy provides independent sales agents access to leading technology, best-in-class marketing and learning programs, and support services to help them become more productive and build stronger businesses. Realogy's affiliated brokerages operate around the world with approximately 193,600 independent sales agents in the United States and approximately 106,400 independent sales agents in 112 other countries and territories. Realogy is headquartered in Madison, New Jersey.

Forward Looking Statements
Certain statements in this press release constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy Holdings Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
Various factors that could cause actual future results and other future events to differ materially from those in forward-looking statements include but are not limited to those set forth under the headings "Forward-Looking Statements" and "Risk Factors" in Realogy’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2018 and its other filings made from time to time. Realogy undertakes no obligation to release publicly any revisions to any forward-looking statements, except as required by law.

Realogy Investor Contacts:	Realogy Media Contact:
Alicia Swift (973) 407-4669 Alicia.Swift@realogy.com	Trey Sarten (973) 407-2162 Trey.Sarten@realogy.com

Danielle Kloeblen (973) 407-2148 Danielle.Kloeblen@realogy.com